Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – May 7, 2014 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. An updated investor presentation will be posted on the homepage of the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time on Tuesday, May 13, 2014 and Tuesday, June 3, 2014.

Chief Executive Officer and President Scot Woodall will participate in investor meetings Wednesday, May 14, 2014 and present at the 2014 Iberia Capital Oil and Gas Day on Thursday, May 15, 2014 at 9:00 a.m. Eastern time. The event is not webcast.

Chief Financial Officer Bob Howard will present at the Bank of America Merrill Lynch 2014 Energy and Power Leveraged Finance Conference on Wednesday, June 4, 2014 at 8:50 a.m. Eastern time. The event will be webcast, available on the Company’s homepage at www.billbarrettcorp.com.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.